Exhibit 10.8

[Administrative Services Agreement]

HEALTHCARE ACQUISITION PARTNERS CORP.

September 28, 2005

FTN Midwest Securities Corp.

350 Madison Avenue

New York, New York 10017

Gentlemen:

This letter will confirm our agreement, that commencing on the effective date (“Effective Date”) of the registration statement of the initial public offering (“IPO”) of the securities of Healthcare Acquisition Partners Corp. (“Company”) and continuing until the earlier of a consummation by the Company of a “Business Combination” (as described in the Company’s IPO prospectus) or the liquidation of the Company, FTN Midwest Securities Corp. (“FTN”) shall make available to the Company certain administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, in the New York area as may be required by the Company from time to time, situated at 350 Madison Avenue, New York, New York 10017 (or any successor location) (the “Services”). The Services will be of the same quality and condition as made available by FTN to itself, provided that no disruption of FTN’s day-to-day business will result from FTN’s provision of the Services. In exchange therefor, the Company shall pay to FTN the sum of $7,500 per month (the “Fee”) on the Effective Date and continuing monthly thereafter until expiration of this letter agreement, as detailed above, or termination by the Company upon 30 days written notice.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has caused this letter agreement to be duly executed on the day and year first written above.

HEALTHCARE ACQUISITION PARTNERS CORP.

By:	/s/ SEAN MCDEVITT
Name:	Sean McDevitt
Title:	Chief Executive Officer

ACCEPTED AND AGREED BY:

FTN MIDWEST SECURITIES CORP.

By:	/s/ DOUGLAS S. DONOHUE
Name:	Douglas S. Donohue
Title:	Managing Director